Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

Lawyers

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193
(212) 351-4000

www.gibsondunn.com

February 15, 2005

Direct Dial	Client No.
(212) 351-4000	C 75127-00037

Fax No.
(212) 351-4035

The Advisory Board Company
2445 M Street, N.W.
Washington, D.C. 20036

Re: The Advisory Board Company - Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (as amended, the “Registration Statement”) of The Advisory Board Company, a Delaware corporation (the “Company”), that the Company will submit on February 16, 2005, for filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of up to 1,697,330 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), by certain holders of options to purchase shares of Common Stock (the “Selling Optionholders”), which shares will be issued by the Company upon the exercise of options by such Selling Optionholders. The shares to be offered and sold by the Selling Optionholders are referred to as the “Shares.”

     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued against payment therefore, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP